EXHIBIT 99.1

Presidential Realty Corporation                                           NEWS

180 South Broadway
White Plains, N.Y. 10605  (914) 948-1300

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                                             FOR IMMEDIATE RELEASE
                                             White Plains, New York
                                             November 9, 2006


Presidential Realty Corporation, a real estate investment trust whose shares are traded on the American Stock Exchange (PDLA and PDLB), is engaged principally in the ownership of income-producing real estate and in the holding of notes and mortgages secured by real estate.

Results of operations for the three months ended September 30, 2006:

The Company's net loss for the three months ended September 30, 2006 was $.12 per share compared to net income of $.20 per share for the three months ended September 30, 2005.

Continuing Operations:

Loss from continuing operations before net gain from sales of properties was $.09 per share for the 2006 period compared to $.26 per share for the 2005 period. This decrease in loss of $.17 per share is primarily attributable to a decrease in the loss from joint ventures ($.15 per share).

During 2004 and 2005, the Company invested in four joint ventures and as a result owns a 29% interest in entities that own nine shopping mall properties. The Company accounts for these investments under the equity method of accounting.

The equity in the loss of joint ventures was $.01 per share for the 2006 period and such equity in the loss included noncash charges for depreciation and amortization expense of $.18 per share and amortization of deferred financing costs and in-place lease values of $.08 per share for an aggregate total for noncash charges of $.26 per share. The equity in the loss of joint ventures was $.16 per share for the 2005 period and included noncash charges for depreciation and amortization expense of $.19 per share and amortization of deferred financing costs and in-place lease values of $.13 per share for an aggregate total for noncash charges of $.32 per share.

For the three months ended September 30, 2006, the Company received distributions from the joint ventures in the amount of $766,000, which included payments of interest in the amount of $727,000 and return on investment in the amount of $39,000. For the three months ended September 30, 2005, the Company received distributions from joint ventures in the amount of $763,000, all of which were payments of interest.

There was no net gain from sales of properties for the 2006 period compared to $.51 per share for the 2005 period. At June 30, 2005, the Company expected to retain the deferred gain recognized from the sale of its New Haven property and designate this capital gain as an undistributed capital gain dividend and, accordingly, the Company recorded a provision for Federal income taxes of $.51 per share. During the quarter ended September 30, 2005, the Company's total taxable income decreased and the Company made the decision not to designate and retain this capital gain. Therefore, in the third quarter of 2005, the provision for income taxes of $.51 per share was reversed.

Presidential Realty Corporation                                           NEWS

180 South Broadway
White Plains, N.Y. 10605  (914) 948-1300

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                                             FOR IMMEDIATE RELEASE
                                             White Plains, New York
                                             November 9, 2006


Discontinued Operations:

Loss from discontinued operations for the 2006 period was $.03 per share compared to $.05 per share of the 2005 period.

Results of operations for the nine months ended September 30, 2006:

The Company's net loss for the nine months ended September 30, 2006 was $.68 per share compared to net income of $.98 per share for the nine months ended September 30, 2005.

Continuing Operations:

Loss from continuing operations before net gain from sales of properties was $.63 per share for the 2006 period compared to $.33 per share for the 2005 period. This increase in loss of $.30 per share is primarily attributable to lower revenues ($.14 per share), an increase in the loss from joint ventures ($.09 per share) and increases in rental property operating expenses ($.07 per share).

Revenues decreased primarily due to lower interest income as a result of principal repayments on notes receivable and a nonrecurring prepayment fee earned in 2005 associated with such principal repayments.

The equity in the loss of joint ventures was $.27 per share for the 2006 period and such equity in the loss included noncash charges for depreciation and amortization expense of $.53 per share and amortization of deferred financing costs and in-place lease values of $.37 per share for an aggregate total for noncash charges of $.90 per share. The equity in the loss of joint ventures was $.18 per share for the 2005 period and included noncash charges for depreciation and amortization expense of $.39 per share and amortization of deferred financing costs and in-place lease values of $.32 per share for an aggregate total for noncash charges of $.71 per share. The 2006 period reflects nine months of operations for all nine of the mall properties. The 2005 period reflects nine months of operations for seven of the mall properties and three months of operations for two of the mall properties.

For the nine months ended September 30, 2006, the Company received distributions from the joint ventures in the amount of $2,722,000, which included payments of interest in the amount of $2,150,000 and return on investment in the amount of $572,000. For the nine months ended September 30, 2005, the Company received distributions from joint ventures in the amount of $1,941,000, which included payments of interest in the amount of $1,608,000 and return on investment in the amount of $333,000.

Presidential Realty Corporation                                           NEWS

180 South Broadway
White Plains, N.Y. 10605  (914) 948-1300

--------------------------------------------------------------------------------

                                             FOR IMMEDIATE RELEASE
                                             White Plains, New York
                                             November 9, 2006


Rental property operating expenses increased primarily due to $207,000 ($.05 per share) of costs incurred in 2006 for environmental site testing and removal of soil at the Company's Mapletree Industrial Center property in Palmer, Massachusetts. As a result of the site testing and removal of soil at the property, it has been determined that there are unacceptable levels of lead in the soil. The Company is currently working on a remediation proposal to submit to the Massachusetts Department of Environmental Protection. Until the proposal is submitted and a course of action is agreed upon, the Company cannot reasonably estimate the fair value of the costs of the cleanup.

There was no net gain from sales of properties in the 2006 period compared to $.85 per share in the 2005 period. The gain in the 2005 period was from the recognition of a deferred gain from the sale of our New Haven property in 1984 as a result of an $8,550,000 principal repayment received in 2005.

Discontinued Operations:

Loss from discontinued operations (before net gain from sales of discontinued operations) for the 2006 period was $.05 per share compared to $.13 per share for the 2005 period. There was no net gain from sales of discontinued operations in the 2006 period compared to $.59 per share in the 2005 period. The gain in the 2005 period was from the sale of the Fairlawn Gardens property.

Dividend:

The Company previously announced that it has declared a regular quarterly cash distribution of $.16 per share on its Class A and Class B shares payable on December 29, 2006 to shareholders of record on December 8, 2006. The dividend represents a yield of 9.28% on the Class A shares and 9.21% on the Class B shares based on the last sales price of such shares on the American Stock Exchange.

Presidential Realty Corporation                                           NEWS

180 South Broadway
White Plains, N.Y. 10605  (914) 948-1300

--------------------------------------------------------------------------------

                                             FOR IMMEDIATE RELEASE
                                             White Plains, New York
                                             November 9, 2006

                                                                           RESULTS OF OPERATIONS
                                                                                (Unaudited)
                                                             THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                SEPTEMBER 30,                 SEPTEMBER 30,

                                                             2006           2005           2006           2005
                                                             ----           ----           ----           ----
Gross revenues (excluding revenues from discontinued
  operations and net gain from sales of properties)      $ 1,016,000    $ 1,018,000    $ 2,905,000    $ 3,440,000
                                                        ============   ============   ============   ============

Loss before net gain from sales of properties           ($   364,000)  ($   987,000)  ($ 2,459,000)  ($ 1,254,000)
Net gain from sales of properties                                 --      1,942,000             --      3,242,000
                                                        ------------   ------------   ------------   ------------
Income (loss) from continuing operations                    (364,000)       955,000     (2,459,000)     1,988,000
                                                        ------------   ------------   ------------   ------------

Loss from discontinued operations                           (116,000)      (197,000)      (215,000)      (482,000)
Net gain from sales of discontinued operations                    --             --             --      2,255,000
                                                        ------------   ------------   ------------   ------------
Total income (loss) from discontinued operations            (116,000)      (197,000)      (215,000)     1,773,000
                                                        ------------   ------------   ------------   ------------

Net Income (Loss)                                       ($   480,000)   $   758,000   ($ 2,674,000)   $ 3,761,000
                                                        ============   ============   ============   ============

Per share of common stock (basic and diluted):
Loss before net gain from sales of properties                 ($0.09)        ($0.26)        ($0.63)        ($0.33)
Net gain from sales of properties                                 --           0.51             --           0.85
                                                        ------------   ------------   ------------   ------------
Income (loss) from continuing operations                       (0.09)          0.25          (0.63)          0.52
                                                        ------------   ------------   ------------   ------------

Loss from discontinued operations                              (0.03)         (0.05)         (0.05)         (0.13)
Net gain from sales of discontinued operations                    --             --             --           0.59
                                                        ------------   ------------   ------------   ------------
Total income (loss) from discontinued operations               (0.03)         (0.05)         (0.05)          0.46
                                                        ------------   ------------   ------------   ------------

Net Income (Loss) per Common Share - basic and diluted        ($0.12)         $0.20         ($0.68)         $0.98
                                                        ============   ============   ============   ============

Average shares outstanding - basic                         3,916,416      3,838,614      3,906,072      3,827,933
                                                        ============   ============   ============   ============
                           - diluted                       3,916,416      3,850,742      3,906,072      3,839,128
                                                        ============   ============   ============   ============

Cash distributions paid per common share                       $0.16          $0.16          $0.48          $0.48
                                                        ============   ============   ============   ============

Presidential Realty Corporation                                           NEWS

180 South Broadway
White Plains, N.Y. 10605.  (914) 948-1300

--------------------------------------------------------------------------------

                                             FOR IMMEDIATE RELEASE
                                             White Plains, New York
                                             November 9, 2006


Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: trends and uncertainties in the general economic climate; the supply of and demand for residential, mall and other commercial properties; interest rate levels; the availability of financing and other risks associated with the development, acquisition, ownership and operation of properties. Additional factors that could cause Presidential's results to differ materially from those described in the forward-looking statements can be found in the 2005 Annual Report on Form 10-KSB. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.


For further information contact:
Jeffrey F. Joseph, President
Presidential Realty Corporation
at the above address and telephone number